Exhibit 23(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 29, 2008, except as to Note 10, for which date is March 27, 2008, relating to the financial statements and financial highlights which appear in the December 31, 2007 Annual Reports to Shareholders of Mellon Institutional Funds Investment Trust (consisting of Standish Mellon Global Fixed Income Fund and Standish Mellon International Fixed Income Fund) and of our report dated March 4, 2008, except as to Note 10, for which the date is March 27, 2008, relating to the financial statements and financial highlights which appear in the December 31, 2007 Annual Report to Shareholders of Mellon Institutional Funds Investment Trust (consisting of Standish Mellon Fixed Income Fund), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "The Funds' Service Providers" and "Independent Registered Public Accounting Firm and Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York

April 28, 2008